UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) January 17, 2023

TAUTACHROME, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	84-2340972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In a press release today the issuer announced a partnership with MetaKeep for the integration of MetaKeep’s digital wallet protocol into the ARknet platform. The partnership aims to allow ARknet Platform users to transparently gain the advantages of asset ownership in the new Web3.0 digital asset universe.

This collaboration is intended to bring MetaKeep hardware wallet technology to ARknet users at no cost and ensure that digital collectables and Web3 can be experienced and owned by ARknet users in a frictionless and secure manner.

The creator of MetaKeep, Passbird Research, Inc. based in Silicon Valley, was founded by the world class engineering team behind Diem, Meta's Blockchain. MetaKeep was designed to accomplish new business opportunities in the blockchain world of Web 3.0 with user experiences that are indistinguishable from the current Web 2.0 experiences that people are already familiar with, and without the use of seed phrases, passwords, app downloads, software installations, gas fees, and the numerous other blockchain complications.

The MetaKeep integration with ARknet will allow for the issuer’s upcoming NFT marketplace to transact frictionlessly in the buying and selling of Company-owned digital imagery as well as in the buying and selling by our users of user-owned digital creatives.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.01	2023-01-17 Press Release Tautachrome Announces MetaKeep Partnership
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME, INC.

Date: January 17, 2023	By:	/s/ David LaMountain
David LaMountain
CEO

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